UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2009, the Board of Directors (the “Board”) of Georgia Power Company (the “Company”) adopted amendments to the bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws make a number of revisions and delete certain unnecessary provisions.

The following is a summary of the substantive changes in the Amended Bylaws, a copy of which is attached as Exhibit 3(c)2 hereto and incorporated herein by reference.

The Amended Bylaws allow for electronic communication as an acceptable medium for communicating various types of information to stockholders and to the Board. Specifically, the Amended Bylaws allow for the Company to make available its annual report to each stockholder either by mail or by making such report available electronically.

The Amended Bylaws also clarify the process for fixing the number of directors on the Board so that the number of directors is fixed by resolution of the holders of the Company’s common stock. Additionally, the Amended Bylaws allow the Board to set the record date as a date not to exceed 70 days prior to the holding of any meeting of stockholders. The Amended Bylaws also provide that each committee established by the Board shall have the powers as are provided in the resolution or resolutions establishing such committee or its charter.

Item 9.01.	Financial Statements and Exhibits.

(b)	Exhibits.
3(c)2	-	By-laws of the Company as amended effective May 20, 2009, and as presently in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2009	GEORGIA POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary